SEARCHLIGHT MINERALS TO TRANSITION FROM DEVELOPMENT FOCUS
TO OPERATIONAL STATUS AT CLARKDALE SLAG PROJECT

HENDERSON, Nevada (April 19, 2010) -- Searchlight Minerals Corp. (OTCBB: SRCH) (“Searchlight” or the “Company”), an exploration stage minerals company focused on precious metals projects in the southwestern United States, today announced that the Company has begun the transition from a research and development focus to an operational status at its Clarkdale Slag Project (the “Project”) in north-central Arizona.

The Company has been working towards continuous operations at the Clarkdale Metals plant in anticipation of producing precious metals-in-hand.  Because of challenges with operating certain equipment on a continuous basis, the Board of Directors announced that it has made a strategic decision to pursue a “dual-path” approach to the accomplishment of its technical and gold production objectives at the Project.  The Company’s short-term goal is now to run the plant in a “proof of concept” operational mode, so that it may begin production of precious and base metals, while the medium-term objective is to run the facility in a continuous production environment and complete a feasibility study on the Project.  In furtherance of this refocusing of objectives, during the past several weeks the Company has obtained the assistance of additional independent engineers, with extensive experience and specific qualifications that are consistent with the Company’s objectives set forth above.  These additional personnel have experience in start-up and mining operations and are working closely with the Project’s internal scientific and operating team to expedite the achievement of the strategic objectives at the Project.

Certain technical challenges must be resolved before production at the Project can proceed on a continuous (24/7) basis.  However, to achieve near-term operational objectives, management believes the Clarkdale Metals facility should commence production of precious and base metals following the installation and commissioning of an iron removal system (see details below) that has been ordered from a fabrication company.

In addition, the Company’s Board of Directors has recently engaged a boutique mining industry executive search firm to identify candidates for certain senior management positions that can strengthen the corporate infrastructure as the Project transitions to a continuous operational mode.  The Board anticipates that its new hires will have the skills and experience necessary to build the Company into a successful mid-tier producer of precious and base metals, thereby significantly enhancing shareholder value.  Interviews are also underway with prospective independent directors to serve on key Board committees and support the Company’s pursuit of its strategic initiatives.

“We believe the Company has the people in place to execute our near-term operational strategy, and steps are being taken to assist us in the achievement of our medium-term strategic objectives,” stated Ian McNeil, Chief Executive Officer of Searchlight Minerals Corp.  “Meanwhile, the Company will take the necessary actions to ensure that the Clarkdale Project allocates its resources effectively, in order to realize its full potential.”

Overview of the Project

In August 2009, the Company’s technical team reported internal test results on processed slag, showing yields of approximately 0.40 troy ounces of gold per ton of material.  Those results were derived from analyses of “pregnant” leach solutions and loaded resins, at the Project’s on-site laboratory.  In a news release dated January 26, 2010, the Company reported that independent engineering consultants Richard S. Kunter & Associates (“RKA”) of Denver, Colorado, completed a technical analysis of the leaching and analytical procedures conducted at the Project during December 2009.  RKA observed numerous leach tests performed at the Project and collected many samples of crushed and ground slag for further analysis by an independent, external laboratory.  The Project’s leaching protocol was replicated by RKA, and the independent laboratory confirmed gold recoveries that were equal to, or greater than, the results observed by RKA at the Project.

The two remaining areas of technical concern revolve around leaching/extraction issues and grinding/abrasion issues.  As previously disclosed, the wear and abrasion issue continues to represent a challenge that needs to be addressed in order to optimize the productivity of the plant, but management believes it should not impede the ability to run material through all circuits in the facility.  While the Company is pursuing its near-term operational strategy to run the plant in a “proof of concept” operational mode, it is also evaluating primary crushers that can deliver the slag material in an appropriate state without experiencing unacceptable wear of equipment components.

Leaching and Extraction Challenges

During the past several months, the Company’s technical team has been working to resolve the remaining challenges, in order to optimize metals extraction.  Such technical challenges arise from the difficulties inherent in leaching metals from the copper slag matrix.  There are two stages of the process during which the slag matrix is attacked.  The first stage involves the grinding phase, and the second stage centers around the leaching phase.  The focus of the Company’s technical team has been to determine a balance between the two stages that will produce the most consistent and cost effective method of metals recovery.  The Company believes it has developed a satisfactory solution by utilizing a more aggressive leaching procedure.  This aggressive leaching protocol not only mitigates previously disclosed problems associated with gold-carbon complexes formed by the slag, but it also significantly reduces the burden on the grinding stage to deliver the most acceptable product to the leaching circuit.

Unfortunately, the more aggressive leach also liberates some additional elements from the slag matrix, the most notable being iron.  However, based upon initial testing performed by prominent consultants in the industry, the technical team is optimistic that the iron issue can be managed.  Iron and other elements will be removed using a combination of solvent extraction and an ion exchange process.  As is the case with most of the technical applications at the Project, the use of solvent extraction for iron removal represents the adaptation of a widely used technology in the mining industry.  Ion exchange removal of iron is commonly used for iron removal in water treatment processing facilities and other applications.  The Company believes that solvent extraction will handle the bulk of the iron removal, and, if necessary, ion exchange will remove the residual iron content not removed by solvent extraction.  Searchlight is currently awaiting delivery of the final components of a solvent extraction system from a fabricator.  Ion exchange columns are fabricated on site, and iron removal resins are currently being tested.

Grinding and Abrasion Challenges

Throughout the past year, the Project’s technical team has pursued both on-site and independent third-party testing of various crushing and grinding scenarios, in pursuit of a solution that will allow the Company to take full advantage of an aggressive leaching protocol.  Currently, a variety of equipment alternatives are being evaluated and, based upon the success of the aggressive leach, the technical team believes that a combination of proven mining industry equipment can perform the primary and secondary crushing of the slag in a cost effective manner.  In addition, the Company has been conducting blast tests on the slag over the last several months.  The blasting has produced positive results by initially fracturing the slag, thereby simplifying excavation and screening, reducing equipment wear, and enhancing the ultimate output from the grinding circuit.

“If the promising results from our tests with an aggressive leach and iron removal system meet expectations in a continuous production environment, we believe that the abrasion issues in our primary and secondary grinding circuit will not be a significant concern for the 2,000 ton-per-day production facility that is planned to follow the validation of our production process at the current plant,” continued McNeil.  “Our ongoing pursuit of parallel paths should allow the Company to design the larger future facility as we shift our corporate focus from research and development to an operational mode. While our current primary and secondary crushing equipment may not be optimal in terms of cost effectiveness, it should be more than adequate to run the plant during the start-up phase, and well into continuous operations.”

“Once the solvent extraction equipment for iron removal has been installed, our next step will involve the processing of approximately 100 tons of crushed slag through the leaching, electrowinning and resin extraction circuits.  The subsequent ashing of loaded resins should allow Clarkdale Metals to produce precious metals-in-hand.  This should be followed by continuous plant operations and the commissioning of an independent feasibility study that will be required prior to the financing and construction of a 2,000 ton-per-day production facility,” concluded McNeil.

About Searchlight Minerals Corp.

Searchlight Minerals Corp. is an exploration stage company engaged in the acquisition and exploration of mineral properties and slag reprocessing projects. The Company holds interests in two mineral projects:  (i) the Clarkdale Slag Project, located in Clarkdale, Arizona, which is a reclamation project to recover precious and base metals from the reprocessing of slag produced from the smelting of copper ore mined at the United Verde Copper Mine in Jerome, Arizona; and (ii) the Searchlight Gold Project, which involves exploration for precious metals on mining claims near Searchlight, Nevada.  The Clarkdale Slag Project is the more advanced of two ongoing projects that the Company is pursuing.  The Searchlight Gold Project is an early-stage gold exploration endeavor on 3,200 acres located approximately 50 miles south of Las Vegas, Nevada.

Searchlight Minerals Corp. is headquartered in Henderson, Nevada, and its common stock is listed on the OTC Bulletin Board under the symbol “SRCH.”  Additional information is available on the Company's website at www.searchlightminerals.com and in the Company’s filings with the U.S. Securities and Exchange Commission.

Forward-Looking Statements

This Press Release may contain, in addition to historical information, forward-looking statements. Statements in this Press Release that are forward-looking statements are subject to various risks and uncertainties concerning the specific factors disclosed under the heading “Risk Factors” in the Company’s periodic filings with the Commission.  When used in this Press Release in discussing the recent developments on the Project, including, without limitation, the resolution of certain issues relating to the operation of the production module, the words such as “believe,” “could,” “may,” “expect” and similar expressions are forward-looking statements. The risk factors that could cause actual results to differ from these forward-looking statements include, but are not restricted to technical issues on the Project that may affect the production module and its primary process components, challenges in moving from pilot plant scale to production scale, the risk that actual recoveries of base and precious metals or other minerals re-processed from the slag material at the Clarkdale site will not be economically feasible,  uncertainty of estimates of mineralized material, operational risk, the Company’s limited operating history, uncertainties about the availability of additional financing, geological or mechanical difficulties affecting the Company’s planned mineral recovery programs, the risk that actual capital costs, operating costs and economic returns may differ significantly from the Company’s estimates, uncertainty whether the results from the Company’s feasibility studies and the results from the operation of the production module are not sufficiently positive for the Company to proceed with the construction of its processing facility, operational risk, the impact of governmental and environmental regulation, financial risk, currency risk volatility in the prices of precious metals and other statements that are not historical facts as disclosed under the heading “Risk Factors” in the Company’s periodic filings with securities regulators in the United States.  Consequently, risk factors including, but not limited to the aforementioned, may result in significant delays to the projected or anticipated production target dates.

Contact Information:

RJ Falkner & Company, Inc., Investor Relations Counsel at (800) 377-9893 or via email at info@rjfalkner.com

or

Carl Ager, Vice President at (702) 939-5247 or via email at ir@searchlightminerals.com